Exhibit 1.01

Conflict Minerals Report

I.	Introduction

This Conflict Minerals Report (the “Report”) of Digi International Inc. (“Company,” “we,” “us” or “our”) has been prepared pursuant to Rule 13p-1 and Form SD (the “Rule”) promulgated under the Securities Exchange Act of 1934, as amended, for the reporting period January 1, 2021 to December 31, 2021.

The Rule requires disclosure of certain information when a company manufactures or contracts to manufacture products that contain the minerals specified in the Rule, which are necessary to the functionality or production of those products. The specified minerals, which we refer to in this report as the “conflict minerals,” are gold, columbite-tantalite, cassiterite and wolframite, including their derivatives tantalum, tin and tungsten. The “covered countries” for the purposes of the Rule and this Report are the Democratic Republic of the Congo (the “DRC”), the Republic of the Congo, the Central African Republic, South Sudan, Uganda, Rwanda, Burundi, Tanzania, Zambia and Angola.

We are a leading provider of machine-to-machine networking hardware and solutions that enable the connection, monitoring and control of local or remote physical assets by electronic means. These networking products and solutions can connect communication hardware to a physical asset, convey information about the asset’s status and performance to a computer system and then use that information to improve or automate one or more processes. As described in this Report, certain of the products we manufacture or contract to manufacture contain components that include conflict minerals that are necessary to the functionality or production of those products. In this Report we refer to such products which were manufactured during calendar year 2021 as the “covered products.” The covered products are hardware products that generally include: embedded modules, gateways, adapter cards and device and terminal servers. Neither the software nor the services we sold to customers during calendar year 2021 are considered covered products as these products contain no conflict minerals.

Covered products contain components we purchased from third parties that use tin, tantalum, tungsten and/or gold. We do not source these conflict minerals directly. Due to the depth of our supply chain, we are far removed from the sources of ore from which these metals are produced and the smelters/refiners that process those ores. Our efforts undertaken to identify the countries of origin of those ores reflect our circumstances and position in the supply chain. The amount of information available globally on the traceability and sourcing of the conflict minerals is extremely limited at this time. We have taken steps to identify the applicable smelters and refiners of such conflict minerals in our supply chain; however, we believe that the smelters and refiners of the conflict minerals contained in the covered products are best situated to identify the sources of the conflict minerals.

II.	Reasonable Country of Origin Inquiry

We have conducted a good faith reasonable country of origin inquiry (“RCOI”) regarding the conflict minerals. This inquiry was reasonably designed and conducted in good faith to determine whether any of the conflict minerals originated in the covered countries and whether any of the conflict minerals may have been from recycled or scrap sources.

We group components and materials included in our products based on whether they might contain a conflict mineral. In this manner we determined the scope of our covered products. We asked direct suppliers who provide us with materials and components for our covered products that might contain a conflict mineral to make a reasonable determination if raw materials, consumables or purchased components they provide to us contain conflict minerals. Where appropriate, we also asked direct suppliers to make similar inquiries among their direct suppliers to further inform their responses to our request. We asked these suppliers to complete a supply chain compliance questionnaire based on the Conflict Minerals Reporting Template developed by the Responsible Minerals Initiative (“RMI”) reflecting our position on the supply chain.

We received statements or responses from 100% of the direct suppliers who supply us with materials or components that we believe may contain conflict minerals, which represents greater than 75% of our supply chain spend during the applicable calendar year. We reviewed the statements and responses we received for completeness and consistency of answers and, as appropriate, certain suppliers were asked to provide corrections and clarifications.

III.	Design and Performance of Due Diligence Measures

Our due diligence measures have been designed to conform in all material respects to the five-step framework in the Organization for Economic Co-Operation and Development Due Diligence Guidance for Responsible Supply Chain of Minerals from Conflict-Affected and High Risk Areas (the “OECD Guidance”).

To address the first-step of the OECD Guidance, we have established strong company management systems by adopting a policy relating to conflict minerals that incorporates the OECD Guidance. The policy is found at the following url: www.digi.com/aboutus/environment/conflictminerals. This policy has also been communicated directly to our direct suppliers.

We have advanced the second step of the OECD Guidance related to identifying risks in our supply chain by analyzing the responses from our suppliers. Certain responses from our direct suppliers pursuant to the RCOI process described above contained names of smelters and refiners who processed conflict minerals contained in our products. We reviewed the locations of these smelters and refiners in light of the covered countries and compared them against the conflict-free compliant smelter/refiner list of the RMI.

The results of our due diligence were reviewed with members of our senior management team and summarized for our Board of Directors to enable us to design a strategy to respond to risks in our supply chain.

This Report is also publicly available on our website at the address identified above to meet the final step of the OECD Guidance to report annually on our supply chain due diligence.

IV.	Product Determination

Many of our hardware products contain materials or components that include one or more of the conflict minerals. Notwithstanding our efforts described above, we have been unable to determine, after exercising due diligence, whether our hardware products are DRC conflict-free. We are therefore not able to determine whether these products are conflict-free. We received no information from our direct suppliers indicating that the tin, tantalum, tungsten or gold in our products originated in the covered countries, although we have been unable to confirm the sourcing status of these minerals for each of the smelters and refiners listed below in Schedule A.

V.	Product Description

Our suppliers also provided us with the names of approximately 255 smelters/refiners, along with the smelter/refiner facility location, that our direct suppliers have identified as processing the necessary conflict minerals in our hardware products. These smelters/refiners are listed on Schedule A. Of these smelters/refiners, 237 were identified as conformant and 9 were reported to be active in the process of conforming to the assessment protocols of the Responsible Minerals Assurance Process (“RMAP”) as of April 1, 2022. The remaining smelters/refiners were not defined as either conformant or active by the RMI as of the same date. While our suppliers identified smelters/refiners they have utilized in the production of components on company-wide basis, in many cases they were unable to confirm whether any particular smelter/refiner was actually used in the production of components provided to us.

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VI.	Steps to Improve Due Diligence

We will continue to communicate our expectations and information requirements to our direct suppliers. We will also continue to monitor changes in circumstances that may impact the facts or our determination. Over time, we anticipate that the amount of information globally on the traceability and sourcing of conflict minerals will likely increase and improve our knowledge. We will continue to make inquiries to our direct suppliers and undertake additional fact and risk assessments where potentially relevant changes in facts or circumstances are identified. Accordingly, we will continue to encourage our direct suppliers to improve their own due diligence programs as well as encourage smelters/refiners in the supply chain to engage with or conform to the assessment protocols of the RMAP or another independent, third-party audit program. If we become aware of a supplier whose due diligence needs improvement, we intend to continue the trade relationship while that supplier improves its performance. We expect our direct suppliers to take similar measures with their suppliers to ensure alignment throughout the supply chain.

VII.	Independent Private Sector Audit

Not required for calendar year 2021.

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Schedule A
to Conflict Minerals Report

Metal	Name	Location of Facility	RMAP Audit Status
Gold	L'Orfebre S.A.	ANDORRA	Conformant
Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA	Conformant
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	Conformant
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	Conformant
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL	Conformant
Gold	Marsam Metals	BRAZIL	Conformant
Gold	Asahi Refining Canada Ltd.	CANADA	Conformant
Gold	CCR Refinery - Glencore Canada Corporation	CANADA	Conformant
Gold	Royal Canadian Mint	CANADA	Conformant
Gold	Planta Recuperadora de Metales SpA	CHILE	Conformant
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	Other
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA	Conformant
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	Other
Gold	Heraeus Metals Hong Kong Ltd.	CHINA	Conformant
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	Conformant
Gold	Jiangxi Copper Co., Ltd.	CHINA	Conformant
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	Conformant
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	Conformant
Gold	Shandong Gold Smelting Co., Ltd.	CHINA	Conformant
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	Conformant
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	Conformant
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	Conformant
Gold	C.I Metales Procesados Industriales SAS	COLOMBIA	Active
Gold	SAFINA A.S.	CZECHIA	Conformant
Gold	SAAMP	FRANCE	Conformant
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	Conformant
Gold	Aurubis AG	GERMANY	Conformant
Gold	C. Hafner GmbH + Co. KG	GERMANY	Conformant
Gold	DODUCO Contacts and Refining GmbH	GERMANY	Conformant
Gold	Heimerle + Meule GmbH	GERMANY	Conformant
Gold	Heraeus Germany GmbH Co. KG	GERMANY	Conformant
Gold	SAXONIA Edelmetalle GmbH	GERMANY	Conformant
Gold	WIELAND Edelmetalle GmbH	GERMANY	Conformant
Gold	Bangalore Refinery	INDIA	Conformant
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	Conformant
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	Conformant
Gold	8853 S.p.A.	ITALY	Conformant
Gold	Chimet S.p.A.	ITALY	Conformant
Gold	Italpreziosi	ITALY	Conformant
Gold	Safimet S.p.A	ITALY	Conformant
Gold	T.C.A S.p.A	ITALY	Conformant
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	Conformant
Gold	Asahi Pretec Corp.	JAPAN	Conformant
Gold	Asaka Riken Co., Ltd.	JAPAN	Conformant

Metal	Name	Location of Facility	RMAP Audit Status
Gold	Chugai Mining	JAPAN	Conformant
Gold	Dowa	JAPAN	Conformant
Gold	Eco-System Recycling Co., Ltd. East Plant	JAPAN	Conformant
Gold	Eco-System Recycling Co., Ltd. North Plant	JAPAN	Conformant
Gold	Eco-System Recycling Co., Ltd. West Plant	JAPAN	Conformant
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	Conformant
Gold	Japan Mint	JAPAN	Conformant
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	Conformant
Gold	Kojima Chemicals Co., Ltd.	JAPAN	Conformant
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	Conformant
Gold	Mitsubishi Materials Corporation	JAPAN	Conformant
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	Conformant
Gold	Nihon Material Co., Ltd.	JAPAN	Conformant
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	Conformant
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	Conformant
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	Conformant
Gold	Tokuriki Honten Co., Ltd.	JAPAN	Conformant
Gold	Yamakin Co., Ltd.	JAPAN	Conformant
Gold	Yokohama Metal Co., Ltd.	JAPAN	Conformant
Gold	Kazzinc	KAZAKHSTAN	Conformant
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN	Conformant
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	Conformant
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	Conformant
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	Conformant
Gold	LT Metal Ltd.	KOREA, REPUBLIC OF	Conformant
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF	Conformant
Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF	Conformant
Gold	Torecom	KOREA, REPUBLIC OF	Conformant
Gold	TSK Pretech	KOREA, REPUBLIC OF	Other
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	Other
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO	Conformant
Gold	REMONDIS PMR B.V.	NETHERLANDS	Conformant
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	Conformant
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND	Conformant
Gold	JSC Novosibirsk Refinery	RUSSIAN FEDERATION	Conformant
Gold	JSC Uralelectromed	RUSSIAN FEDERATION	Conformant
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	Conformant
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION	Conformant
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	Conformant
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	Conformant

Metal	Name	Location of Facility	RMAP Audit Status
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	Conformant
Gold	AU Traders and Refiners	SOUTH AFRICA	Other
Gold	Metal Concentrators SA (Pty) Ltd.	SOUTH AFRICA	Conformant
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	Conformant
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN	Conformant
Gold	Boliden AB	SWEDEN	Conformant
Gold	Argor-Heraeus S.A.	SWITZERLAND	Conformant
Gold	Cendres + Metaux S.A.	SWITZERLAND	Conformant
Gold	Metalor Technologies S.A.	SWITZERLAND	Conformant
Gold	PAMP S.A.	SWITZERLAND	Conformant
Gold	PX Precinox S.A.	SWITZERLAND	Conformant
Gold	Valcambi S.A.	SWITZERLAND	Conformant
Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA	Conformant
Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA	Conformant
Gold	Umicore Precious Metals Thailand	THAILAND	Conformant
Gold	Istanbul Gold Refinery	TURKEY	Conformant
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY	Conformant
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES	Conformant
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	Conformant
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA	Conformant
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA	Conformant
Gold	Geib Refining Corporation	UNITED STATES OF AMERICA	Conformant
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA	Conformant
Gold	Materion	UNITED STATES OF AMERICA	Conformant
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA	Conformant
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA	Conformant
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	Conformant
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	Conformant
Tantalum	LSM Brasil S.A.	BRAZIL	Conformant
Tantalum	Mineracao Taboca S.A.	BRAZIL	Conformant
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL	Conformant
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	Conformant
Tantalum	F&X Electro-Materials Ltd.	CHINA	Conformant
Tantalum	FIR Metals & Resource Ltd.	CHINA	Conformant
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	Conformant
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	Conformant
Tantalum	Jiangxi Tuohong New Raw Material	CHINA	Conformant
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	Conformant
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	Conformant
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	Conformant

Metal	Name	Location of Facility	RMAP Audit Status
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	Conformant
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	CHINA	Conformant
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	Conformant
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA	Conformant
Tantalum	NPM Silmet AS	ESTONIA	Conformant
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	Conformant
Tantalum	TANIOBIS GmbH	GERMANY	Conformant
Tantalum	TANIOBIS Smelting GmbH & Co. KG	GERMANY	Conformant
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	Conformant
Tantalum	Asaka Riken Co., Ltd.	JAPAN	Conformant
Tantalum	Global Advanced Metals Aizu	JAPAN	Conformant
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN	Conformant
Tantalum	Taki Chemical Co., Ltd.	JAPAN	Conformant
Tantalum	TANIOBIS Japan Co., Ltd.	JAPAN	Conformant
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	Conformant
Tantalum	KEMET de Mexico	MEXICO	Conformant
Tantalum	Meta Materials	NORTH MACEDONIA, REPUBLIC OF	Conformant
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	Conformant
Tantalum	TANIOBIS Co., Ltd.	THAILAND	Conformant
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA	Conformant
Tantalum	Exotech Inc.	UNITED STATES OF AMERICA	Conformant
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA	Conformant
Tantalum	H.C. Starck Inc.	UNITED STATES OF AMERICA	Conformant
Tantalum	QuantumClean	UNITED STATES OF AMERICA	Conformant
Tantalum	Telex Metals	UNITED STATES OF AMERICA	Conformant
Tin	Metallo Belgium N.V.	BELGIUM	Conformant
Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)	Conformant
Tin	Operaciones Metalurgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)	Conformant
Tin	Estanho de Rondonia S.A.	BRAZIL	Conformant
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL	Conformant
Tin	Melt Metais e Ligas S.A.	BRAZIL	Conformant
Tin	Mineracao Taboca S.A.	BRAZIL	Conformant
Tin	Resind Industria e Comercio Ltda.	BRAZIL	Conformant
Tin	Soft Metais Ltda.	BRAZIL	Conformant
Tin	Super Ligas	BRAZIL	Active
Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL	Conformant
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	Conformant
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA	Conformant
Tin	China Tin Group Co., Ltd.	CHINA	Conformant

Metal	Name	Location of Facility	RMAP Audit Status
Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA	Other
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	Other
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	Conformant
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	Conformant
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	Conformant
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA	Conformant
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA	Conformant
Tin	Jiangxi New Nanshan Technology Ltd.	CHINA	Conformant
Tin	Ma'anshan Weitai Tin Co., Ltd.	CHINA	Conformant
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	Conformant
Tin	Yunnan Tin Company Limited	CHINA	Conformant
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA	Other
Tin	CV Venus Inti Perkasa	INDONESIA	Active
Tin	PT Aries Kencana Sejahtera	INDONESIA	Active
Tin	PT Artha Cipta Langgeng	INDONESIA	Conformant
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	Conformant
Tin	PT Babel Inti Perkasa	INDONESIA	Conformant
Tin	PT Babel Surya Alam Lestari	INDONESIA	Conformant
Tin	PT Bangka Serumpun	INDONESIA	Conformant
Tin	PT Bukit Timah	INDONESIA	Active
Tin	PT Menara Cipta Mulia	INDONESIA	Conformant
Tin	PT Mitra Stania Prima	INDONESIA	Conformant
Tin	PT Mitra Sukses Globalindo	INDONESIA	Active
Tin	PT Prima Timah Utama	INDONESIA	Conformant
Tin	PT Rajawali Rimba Perkasa	INDONESIA	Conformant
Tin	PT Rajehan Ariq	INDONESIA	Conformant
Tin	PT Refined Bangka Tin	INDONESIA	Conformant
Tin	PT Sariwiguna Binasentosa	INDONESIA	Conformant
Tin	PT Stanindo Inti Perkasa	INDONESIA	Conformant
Tin	PT Sukses Inti Makmur	INDONESIA	Active
Tin	PT Timah Nusantara	INDONESIA	Active
Tin	PT Timah Tbk Kundur	INDONESIA	Conformant
Tin	PT Timah Tbk Mentok	INDONESIA	Conformant
Tin	PT Tinindo Inter Nusa	INDONESIA	Conformant
Tin	Dowa	JAPAN	Conformant
Tin	Mitsubishi Materials Corporation	JAPAN	Conformant
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	Conformant
Tin	Minsur	PERU	Conformant
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	Conformant
Tin	Fenix Metals	POLAND	Conformant
Tin	Luna Smelter, Ltd.	RWANDA	Conformant
Tin	Metallo Spain S.L.U.	SPAIN	Conformant
Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA	Conformant

Metal	Name	Location of Facility	RMAP Audit Status
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	Conformant
Tin	Thaisarco	THAILAND	Conformant
Tin	Alpha	UNITED STATES OF AMERICA	Conformant
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA	Conformant
Tin	Tin Technology & Refining	UNITED STATES OF AMERICA	Conformant
Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	VIET NAM	Conformant
Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA	Conformant
Tungsten	ACL Metais Eireli	BRAZIL	Conformant
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	BRAZIL	Active
Tungsten	Cronimet Brasil Ltda	BRAZIL	Conformant
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	Conformant
Tungsten	China Molybdenum Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Fujian Ganmin RareMetal Co., Ltd.	CHINA	Conformant
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	Conformant
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	Conformant
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	Conformant
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	Conformant
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	Conformant
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	CHINA	Other
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	Conformant
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	Conformant
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	Conformant
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	Conformant
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	Conformant
Tungsten	H.C. Starck Tungsten GmbH	GERMANY	Conformant
Tungsten	TANIOBIS Smelting GmbH & Co. KG	GERMANY	Conformant
Tungsten	A.L.M.T. Corp.	JAPAN	Conformant
Tungsten	Japan New Metals Co., Ltd.	JAPAN	Conformant
Tungsten	KGETS Co., Ltd.	KOREA, REPUBLIC OF	Conformant
Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF	Conformant
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	Conformant
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	Conformant
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	RUSSIAN FEDERATION	Conformant
Tungsten	Moliren Ltd.	RUSSIAN FEDERATION	Conformant

Metal	Name	Location of Facility	RMAP Audit Status
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION	Conformant
Tungsten	Lianyou Metals Co., Ltd.	TAIWAN, PROVINCE OF CHINA	Conformant
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA	Conformant
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA	Conformant
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA	Conformant
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA	Conformant
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM	Conformant
Tungsten	Masan High-Tech Materials	VIET NAM	Conformant